UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 6, 2004

ABATIX CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10184
(Commission File Number)

75-1908110
(I.R.S. Employer Identification No.)

8201 Eastpoint Drive, Suite 500, Dallas, Texas
(Address of principal executive offices)

75227
(Zip Code)

Registrant's telephone number, including area code:  (214) 381-0322

ABATIX CORP.

Item 10.  Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The attached Code of Business Conduct and Ethics for Directors, Officers and Employees amends and replaces any and all previous versions and is also applicable for Senior Financial Officers

A copy of the Code of Business Conduct and Ethics is included herein as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 6, 2004.

ABATIX CORP. (Registrant)

By: /s/ Frank J. Cinatl, IV Frank J. Cinatl, IV Vice President and Chief Financial Officer of Registrant (Principal Accounting Officer)